Exhibit 32.4
Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. §1350
Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of Regency Centers, L.P., hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of Regency Centers, L.P. for the quarter ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Regency Centers, L.P.
Date: May 10, 2017

/s/ Lisa Palmer
Lisa Palmer
President and Chief Financial Officer of Regency Centers Corporation, general partner of registrant